   As filed with the Securities and Exchange Commission on February 12, 1999.



                                                    Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                           AMERUS LIFE HOLDINGS, INC.
               (Exact name of Company as specified in its charter)

                           IOWA                                                         42-1459712
(State or other jurisdiction of incorporation or organization)                        (I.R.S. Employer
                                                                                     Identification No.)

                  699 WALNUT STREET
                  DES MOINES, IOWA                                                       50309-3948
         (Address of Principal Executive Offices)                                        (Zip Code)

            AMERUS LIFE HOLDINGS, INC. EXECUTIVE STOCK PURCHASE PLAN
                            (Full title of the plan)

                             JAMES A. SMALLENBERGER
                       SENIOR VICE PRESIDENT AND SECRETARY
                           AMERUS LIFE HOLDINGS, INC.
                                699 WALNUT STREET
                           DES MOINES, IOWA 50309-3948
                                 (515) 362-3688
 (Name, address and telephone number, including area code, of agent for service)


                                           CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                          PROPOSED MAXIMUM     PROPOSED
   TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE    OFFERING PRICE      MAXIMUM       AMOUNT OF REGISTRATION
            TO BE REGISTERED                REGISTERED      PER UNIT (2)      AGGREGATE                FEE
                                              (1)                              OFFERING
                                                                              PRICE (2)
----------------------------------------------------------------------------------------------------------------------
Debt Securities of AmerUs Life
Holdings,  Inc.  . . . . . . . . . . . .
----------------------------------------------------------------------------------------------------------------------
Class A  Common  Stock  of  AmerUs  Life
Holdings,  Inc., no par value(3).  . . .
----------------------------------------------------------------------------------------------------------------------
Purchase   Contracts   of  AmerUs   Life
Holdings,  Inc.(4) . . . . . . . . . . .
----------------------------------------------------------------------------------------------------------------------
Capital  Securities of AmerUs Capital II
(5)  .  .  . . . . . . . . . . . . . . .
----------------------------------------------------------------------------------------------------------------------
Unit(s)(6)  .  . . . . . . . . . . . . .
----------------------------------------------------------------------------------------------------------------------
AmerUs Life  Holdings,  Inc.  Guarantees
with  respect to the Capital  Securities
of  AmerUs  Capital  II  (7) . . . . . .
----------------------------------------------------------------------------------------------------------------------
Total  . . . . . . . . . . . . . . . . .   $25,000,000          100%         $25,000,000             $6,950
======================================================================================================================

(1) Such indeterminate number or amount of Debt Securities, Class A Common Stock, Purchase Contracts, Units, and Guarantees of AmerUs Life Holdings, Inc. (the "Company") and Capital Securities of AmerUs Capital II as may from time to time be offered at indeterminate prices under this employee benefit plan. Debt Securities of the Company have been issued and sold to the AmerUs Capital II, and such Debt Securities may later be distributed to the holders of Capital Securities of the AmerUs Capital II for no further consideration upon a dissolution of any such AmerUs Capital II and the distribution of the assets thereof. The amount registered is in United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The aggregate offering price of the Debt Securities, Class A Common Stock, Purchase Contracts, Units, and Capital Securities will not exceed $25,000,000.

(3) Also consists of such currently indeterminate number of shares of Class A Common Stock to be issuable by the Company upon settlement of the Purchase Contracts of the Company.

(4) Each Purchase Contract of the Company obligates the Company to sell, and the holder thereof to purchase a number of shares of Common Stock of the Company.

(5) Each Capital Security of AmerUs Capital II represents a preferred undivided beneficial interest in the assets of AmerUs Capital II.

(6) Each Unit consists initially of a Capital Security of AmerUs Capital II and a Purchase Contract.

(7) No separate consideration will be received for the Guarantees of the Company.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

  ITEM 1. PLAN INFORMATION*


  ITEM 2. REGISTRANT INFORMATION*

  * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and Note 1 to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.            INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by AmerUs Life Holdings, Inc. (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, (iii) the description of the Company's Class A Common Stock, no par value, which is contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 3, 1997, including any amendment or report filed for the purpose of updating such description and (iv) the description of the Company's 7.00% Adjustable Conversion-rate Equity Security Units (the "Units"), which is contained in the Company's Registration Statement on Form 8-A filed with the Commission on July 17, 1998, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company or the AmerUs Life Holdings, Inc. Executive Stock Purchase Plan (the "Plan"), with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered by this Registration Statement have been sold or which deregister all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration

Statement (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of the Company, participates in the employee benefit plans of the Company and holds 3,000 shares of the Company's Class A Common Stock, options in respect of 10,000 shares of the Company's Class A Common Stock and no Units.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 851 and 856 of the Iowa Business Corporation Act (the "IBCA") provide that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines that indemnification is proper under the circumstances.

     The Company's Articles of Incorporation provide that the Company shall indemnify its directors to the fullest extent possible under the IBCA. The Company's Bylaws extend the same indemnity to its officers. The Articles of Incorporation provide that no director shall be liable to the Company or its shareholders for monetary damages for breach of the individual's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any transaction in which the director derived an improper personal benefit; or (iv) under the IBCA provisions relating to improper distributions.

     The Company maintains a directors' and officers' liability insurance policy to insure against losses arising from claims made against its directors and officers, subject to the limitations and conditions as set forth in the policies. In addition, the Company has entered into indemnification agreements with its directors and certain of its executive officers providing for the indemnification of such persons as permitted by the Company's Articles of Incorporation and Iowa law.


ITEM 7. EXEMPTION FROM REGISTRATION.

Not Applicable.


ITEM 8. EXHIBITS.

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

       EXHIBIT NO.                     DESCRIPTION

          3.1 Amended and Restated Articles of Incorporation (incorporated by referenced from Exhibit 3.5 to the Company's Registration Statement on Form S-1 (No. 333-12239)).

          3.2 Bylaws (incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 333-12239)).

          4.3 Subordinated Indenture by and between the Company and First Union National Bank, as Indenture Trustee (incorporated by reference to Exhibit 4.15 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

          4.4 Certificate of Trust of AmerUs Capital II (incorporated by reference to Exhibit 4.4 of the Company's Registration Statement on Form S-3 (No. 333-50249)).

       EXHIBIT NO.                     DESCRIPTION

          4.5 Amended and Restated Declaration of Trust of AmerUs Capital Trust II (incorporated herein by reference to Exhibit 4.5 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

          4.6 Common Trust Securities Guarantee Agreement by the Company (incorporated by reference to Exhibit 4.17 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
                    1998).

          4.7 QUIPS Guarantee Agreement by the Company (incorporated herein by reference to Exhibit 4.8 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
                    1998).

          4.8 Master Unit Agreement between the Company and First Union National Bank (incorporated herein by reference to Exhibit
                    4.9 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

          4.9 Call Option Agreement between Goldman, Sachs & Co. and First Union Bank (incorporated by reference to Exhibit 4.10 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

          4.10 Pledge Agreement among the Company, Goldman, Sachs & Co. and First Union National Bank (incorporated by reference to
                    Exhibit 4.11 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

          5.1* Opinion of Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of the Company, regarding the legality of the securities being registered hereunder.

          23.1* Consent of Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of the Company (included in the Opinion filed as Exhibit 5.1).

          23.2*     Consent of KPMG Peat Marwick LLP.

       EXHIBIT NO.                     DESCRIPTION

          24.1* Power of Attorney (set forth on the signature page of this Registration Statement).

    *Filed herewith.


ITEM 9. UNDERTAKINGS.

  (a)              The Company hereby undertakes:

  (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs a(1)(i) and a(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                      * * *


(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on this 12th day of February.


                                             AMERUS LIFE HOLDINGS, INC.


                                             By: /S/ Roger K. Brooks
                                                -----------------------------
                                                Roger K. Brooks
                                                Chairman, President and Chief
                                                Executive Officer

          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of AmerUs Life Holdings, Inc. hereby constitutes and appoints Michael G. Fraizer and James A. Smallenberger, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act, including post-effective amendments, and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

   SIGNATURE                            CAPACITY                             DATE

                              Chairman, President and Chief
/s/ Roger K. Brooks           Executive Officer (Principal
-------------------           Executive Officer) and a Director           2/12/99
Roger K. Brooks


/s/ Michael G. Fraizer        Senior Vice President and Chief
-------------------------     Financial Officer(Principal Financial       2/12/99
Michael G. Fraizer            Officer)

/s/ John R. Albers
-------------------------
John R. Albers                Director                                    2/12/99

/s/ Malcolm Candlish
-------------------------
Malcolm Candlish              Director                                    2/12/99

/s/ Maureen M. Culhane
-------------------------
Maureen M. Culhane            Director                                    2/12/99

/s/ Sam C. Kalainov
-------------------------
Sam C. Kalainov               Director                                    2/12/99

/s/ Ralph W. Laster, Jr.
-------------------------
Ralph W. Laster, Jr.          Director                                    2/12/99

/s/ John W. Norris, Jr.
-------------------------
John W. Norris, Jr.           Director                                    2/12/99

/s/ Jack C. Pester
-------------------------
Jack C. Pester                Director                                    2/12/99

/s/ John A. Wing
-------------------------
John A. Wing                  Director                                    2/12/99



                                  EXHIBIT INDEX


        EXHIBIT NO.                 DESCRIPTION

          3.1 Amended and Restated Articles of Incorporation (incorporated by referenced from Exhibit 3.5 to the Company's Registration Statement on Form S-1 (No. 333-12239)).

          3.2 Bylaws (incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 333-12239)).

          4.3 Subordinated Indenture by and between the Company and First Union National Bank, as Indenture Trustee (incorporated by reference to Exhibit 4.15 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

          4.4 Certificate of Trust of AmerUs Capital II (incorporated by reference to Exhibit 4.4 of the Company's Registration Statement on Form S-3 (No. 333-50249)).

          4.5 Amended and Restated Declaration of Trust of AmerUs Capital Trust II (incorporated herein by reference to Exhibit 4.5 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

          4.6 Common Trust Securities Guarantee Agreement by the Company (incorporated by reference to Exhibit 4.17 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
                    1998).

          4.7 QUIPS Guarantee Agreement by the Company (incorporated herein by reference to Exhibit 4.8 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
                    1998).

          4.8 Master Unit Agreement between the Company and First Union National Bank (incorporated herein by reference to Exhibit
                    4.9 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

       EXHIBIT NO.              DESCRIPTION

          4.9 Call Option Agreement between Goldman, Sachs & Co. and First Union Bank (incorporated by reference to Exhibit 4.10 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

          4.10 Pledge Agreement among the Company, Goldman, Sachs & Co. and First Union National Bank (incorporated by reference to
                    Exhibit 4.11 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

          5.1* Opinion of Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of the Company, regarding the legality of the securities being registered hereunder.

          23.1* Consent of Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of the Company (included in the Opinion filed as Exhibit 5.1).

          23.2*     Consent of KPMG Peat Marwick LLP.

          24.1* Power of Attorney (set forth on the signature page of this Registration Statement).

          *Filed herewith.